EXHIBIT 10.2

AMENDMENT NO. 9 TO

FIXED RATE NOTE

AMENDMENT NO. 9, dated as of July 28, 2010 (the “Amendment”), to the Fixed Rate Note, dated as of July 1, 2005, as amended (the “Fixed Rate Note”), issued by Cellco Partnership, a Delaware general partnership (the “Borrower”), and presently payable to Verizon Financial Services LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Borrower and the Lender have agreed to amend certain provisions of the Fixed Rate Note;

NOW, THEREFORE, the Borrower and the Lender hereby amend the Fixed Rate Note as follows:

1. The first paragraph of the Fixed Rate Note is hereby amended by (i) deleting the date “August 1, 2010” and (ii) inserting in lieu thereof the date “August 1, 2013”.

2. The Fixed Rate Note is hereby amended by inserting the following as a new forth paragraph:

“On August 1, 2011 and August 1, 2012, or if such day is a Legal Holiday, then on the next succeeding day that is not a Legal Holiday, Lender may require Borrower, on not less than 45 nor more than 60 days’ notice to the Borrower, to repay to Lender the aggregate unpaid principal amount of the loans made by Lender to Borrower under this Fixed Rate Note, together with any accrued and unpaid interest thereon. Following any such required repayment, this Fixed Rate Note shall be cancelled.”

3. This Amendment of the Fixed Rate Note shall be effective without any exchange of the Fixed Rate Note for a new Fixed Rate Note reflecting the amendment contained herein. The parties hereby authorize the Borrower to attach this amendment or make appropriate notations on the Fixed Rate Note, which notations, if made, shall evidence the terms of this Amendment.

4. This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Fixed Rate Note shall remain in full force and effect and shall be otherwise unaffected hereby.

5. Each reference in the Fixed Rate Note to “this Fixed Rate Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Fixed Rate Note as amended hereby.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7. This Amendment and the rights and obligations of the parties under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Borrower hereto has caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELLCO PARTNERSHIP

By:	/s/ John Townsend
Name:	John Townsend
Title:	Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

VERIZON FINANCIAL SERVICES LLC

By:	/s/ Janet M. Garrity
Name:	Janet M. Garrity
Title:	President and Treasurer